Exhibit 4.2

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY,
as Issuer
WILLIS NETHERLANDS HOLDINGS B.V.
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TRINITY ACQUISITION PLC
WILLIS GROUP LIMITED, and
WILLIS NORTH AMERICA INC.
as Guarantors
and
THE BANK OF NEW YORK MELLON
as Trustee

First Supplemental Indenture
Dated as of March 17, 2011
to the Indenture dated as of March 17, 2011

Creating two series of Securities designated
4.125% Senior Notes Due 2016
5.750% Senior Notes Due 2021

 i

          FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 2011, among WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland (the “Issuer”), WILLIS NETHERLANDS HOLDINGS B.V., a company organized and existing under the laws of the Netherlands, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TA I LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION PLC, a company organized and existing under the laws of England and Wales, WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales and WILLIS NORTH AMERICA INC., a Delaware corporation (collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).
RECITALS OF THE ISSUER AND THE GUARANTORS
          WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 17, 2011 (the “Original Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture;
          WHEREAS, Section 10.01 of the Original Indenture provides that the Issuer, each Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish a new series of Securities and add certain provisions to the Original Indenture;
          WHEREAS, Sections 2.01 and 3.01 of the Original Indenture provide that the Issuer may enter into one or more indentures supplemental thereto to establish the form and terms of a series of Securities issued pursuant to the Original Indenture;
          WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (this “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) to supplement the Original Indenture insofar as it will apply only to two series of securities to be known as the Issuer’s 4.125% Senior Notes due 2016 (the “2016 Notes”) and the 5.750% Senior Notes due 2021 (the “2021 Notes” and together with the 2016 Notes, the “Notes”) issued hereunder (and not to any other series);
          WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and
          WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms and the terms of the Original Indenture.

          NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
4.125% Senior Notes due 2016 and 5.750% Senior Notes due 2021
          SECTION 1.01. Creation of Series; Establishment of Form.
          (1) There is hereby established two new series of Securities under the Indenture entitled “4.125% Senior Notes due 2016” and “5.750% Senior Notes due 2021”.
          (2) The Notes, including the form of the certificate of authentication, shall be in substantially the respective forms attached hereto as Exhibits A and B.
          (3) The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of $300,000,000 for the 2016 Notes and $500,000,000 for the 2021 Notes upon an Issuer Order for the authentication and delivery of the Notes. The Issuer may from time to time issue additional Notes in accordance with Sections 3.01 and 10.01 of the Original Indenture. Any additional Notes of either series subsequently issued shall not be limited by the aggregate principal amount of this Supplemental Indenture. Each series of Notes issued originally hereunder, together with any additional Notes of such series subsequently issued, shall be treated as a single series for purposes of the Indenture.
          (4) The Notes shall be issued in registered form without coupons.
          (5) The Notes shall not have a sinking fund.
          (6) The principal of the 2016 Notes shall be due on March 15, 2016 and the principal of the 2021 Notes shall be due on March 15, 2021.
          (7) The outstanding principal amount of the 2016 Notes shall bear interest at the rate of 4.125% per annum, and the outstanding principal amount of the 2021 Notes shall bear interest at the rate of 5.750% per annum, both from September 15, 2011 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on March 15 and September 15 (each, an “Interest Payment Date”), commencing on September 15, 2011, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as defined in Section 1.02) for such interest and at the Stated Maturity of the Notes, until the principal thereof is paid or made available for payment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest due on an Interest Payment Date that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
          (8) The Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
          (9) The Notes shall be redeemable, in whole at any time or in part from time to time, at the option of the Issuer on any date (a “Redemption Date”), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, with respect to the redemption of the 2016 Notes and 40 basis points with respect to the redemption of the 2021 Notes plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.
          SECTION 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Depositary” means The Depository Trust Company or any successor thereto.

          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.
          “Interest Payment Date” means March 15 and September 15 of each year.
          “Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in the United States (a “Primary Treasury Dealer”), the Issuer shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third (3rd) Business Day preceding such Redemption Date.
          “Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the respective March 1 and September 1 (whether or not a Business Day) prior to such Interest Payment Date.
          “Security Register” means the register, at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Issuer in accordance with Section 3.05 of the Original Indenture, in which the Issuer shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers and exchanges of Securities.
          “Treasury Rate” means, with respect to any Redemption Date, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three (3) months before or after the remaining term of the respective series of Notes being redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third (3rd) Business Day preceding the Redemption Date.
          SECTION 1.03. Payment of Principal and Interest.
          (1) If any Interest Payment Date, Redemption Date or the Stated Maturity of the Notes is not a Business Day, the payment of principal, premium, if any, or interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
          (2) Payments of principal of, premium, if any, and interest on either series of the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of either series of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date, if any, (except, in the case of interest, where the Redemption Date is an Interest Payment Date) shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Issuer, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
          (3) The Trustee shall initially serve as the Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.
          SECTION 1.04. Global Securities. Each series of the Notes shall initially be issued in the form of one or more Global Securities registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until the Notes are exchanged in whole or in part for Notes in definitive form.

          Subject to the procedures of the Depositary, a Global Security representing the Notes of either series shall be exchangeable for Notes of such series registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Issuer that it is no longer willing or able to properly discharge its responsibilities as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days after it becomes aware of such cessation, (ii) the Issuer executes and delivers to the Trustee an Issuer Order stating that the Issuer elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Notes it represents, as provided in the Original Indenture.
          SECTION 1.05. Redemption.
          (1) The Issuer shall mail notice of any redemption pursuant to Section 1.01(9) not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed. The Issuer shall deliver to the Trustee an Officers’ Certificate setting forth the Redemption Price with respect to the foregoing redemption no later than two (2) Business Days prior to the Redemption Date. The Trustee shall have no responsibility for determining said Redemption Price
          (2) On the Redemption Date, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.
          (3) Section 12.03 (Selection by Trustee of Securities to Be Redeemed) of the Original Indenture is hereby amended and restated in its entirety as follows:
     If less than all the 4.125% Senior Notes due 2016 and/or the 5.750% Senior Notes due 2021 (together, the “Notes”) are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $2,000; provided, however, that Notes registered in the name of the Issuer shall be excluded from any such selection for redemption until all Notes being redeemed and that are not so registered shall have been previously selected for redemption.

     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
          SECTION 1.06. Additional Covenants. The following shall be additional covenants to the covenants set forth in the Original Indenture for the benefit of the Notes only and shall be effective only so long as the Notes are Outstanding:
          (1) Limitation on Liens. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien, other than a Permitted Lien (an “Initial Lien”), securing Indebtedness upon any Capital Stock of any Significant Subsidiary of the Issuer that is owned, directly or indirectly, by the Issuer or any of its Subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the Outstanding Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of the Issuer or any Subsidiary secured by such Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.
          “Permitted Lien” means a Lien on the Capital Stock of a Significant Subsidiary to secure Indebtedness incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of the Issuer or any other Subsidiary of the Issuer; and provided further that such Indebtedness matures within 180 days from the date such Indebtedness was incurred.
          (2) Limitation on Dispositions of Significant Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of, and will not permit any Significant Subsidiary to issue, any Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing limitation, (a) the Issuer and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock to any Subsidiary of the Issuer, (b) any Subsidiary of the Issuer may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities to the Issuer or another Subsidiary of the Issuer, (c) the Issuer and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock if the consideration received is at least equal to the fair market value (as determined by the Board of Directors acting in good faith) of such Capital Stock, and (d) the Issuer and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities if required by law or any regulation or order of any governmental or regulatory authority. Notwithstanding the foregoing, the Issuer may merge or consolidate any of its Significant Subsidiaries into or with another one of its Significant Subsidiaries and may otherwise convey, transfer or lease its properties and assets pursuant to Article NINE of the Original Indenture.
          SECTION 1.07. Early Redemption for Tax Reasons.
          (a) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:
          (i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts (as defined in Section 1.08) as a result of any change in, or amendment to, the laws or regulations of the Taxing Jurisdiction (as defined in Section 1.08), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes (a “Change in Law”); and
          (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it;
          provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.
          (b) Prior to the giving of any notice of redemption pursuant to the Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel relating to a Change in Law (in form reasonably satisfactory to the Trustee) and an Officer’s Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this Section 1.07 will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the date of redemption and all Additional Amounts due on the date of redemption.
          SECTION 1.08. Additional Amounts. With respect to any payments made by or on behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or governmental charge (including penalties, interest and other liabilities related thereto (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the jurisdiction in which the Issuer or such Guarantor is organized or otherwise resident for tax purposes or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (“Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.
          To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that every net amount received by each holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Notes to be then due and payable; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:
          (a) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding or enforcement of such Note or receipt of payments thereunder; or
          (b) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holder or beneficial owner of such Note upon reasonable request by the Issuer (provided pursuant to Section 1.06 of the Original Indenture) to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled ; or
          (c) presented for payment (when the Notes are in the form of definitive Notes) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or
          (d) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or
          (e) presented for payment (when the Notes are in the form of definitive Notes) by or on behalf of the Holder of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union; or
          (f) with respect to any United States withholding taxes, so long as the Issuer or such Guarantors (pursuant to Section 1.06 of the Original Indenture) provides notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or
          (g) any combination of the above.
          As used herein and for purposes of the Indenture and the Notes, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts. The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein.
          SECTION 1.09. Events of Default. Section 6.01 of the Original Indenture setting forth the “Events of Default” is hereby amended and restated in its entirety for the benefit of the Notes only as follows:
          “Event of Default,” whenever used herein with respect to the Notes of each series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) a default in payment of interest (including Additional Amounts) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) a default in the payment of the principal of or premium, if any, on any Note of such series at its Maturity; or
     (3) a default in the performance, or breach, of any other covenant of the Issuer or any Guarantor (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of Securities other than the Notes of such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or such Guarantor by the Trustee or to the Issuer or such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) a default under any Indebtedness by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $30.0 million or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this Section 6.01(4); or
     (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable Bankruptcy Law, or appointing a Custodian of the Issuer or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (6) the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a Custodian of the Issuer or any Significant Subsidiary of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Significant Subsidiary in furtherance of any such action, or the taking of any comparable action under any foreign laws relating to insolvency; or
     (7) any Guarantee with respect to the Notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except as contemplated by the Indenture and any such Guarantee.
          SECTION 1.10. Notice of Defaults.
          Section 7.02 (Notice of Defaults) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:
          Within 90 days after the occurrence of any default hereunder with respect to the Notes of a series, the Trustee shall transmit by mail to all Holders of such Notes, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any such Note or in the payment of any sinking fund or analogous obligation installment with respect to such Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Notes; and provided, further, that in the case of any default of the character specified in Section 6.01(3) with respect to such Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes.
          SECTION 1.11. Legal Defeasance and Discharge and Covenant Defeasance. Section 5.03 and Section 5.04 of the Original Indenture do hereby apply to all of the outstanding Notes; provided, that, solely with respect to the Notes, the reference to Section 6.01(4) in Section 5.04 shall be amended to be a reference to Section 6.01(3) and provided, further, that clause (4) of Section 6.01, as such Section 6.01 shall have been amended by this Supplemental Indenture, shall be subject to Covenant Defeasance under Section 5.04 of the Original Indenture.
ARTICLE II
Miscellaneous Provisions
          SECTION 2.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Original Indenture.
          SECTION 2.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.
          SECTION 2.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          SECTION 2.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW.
          SECTION 2.05. Conflict with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required

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under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.
          SECTION 2.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 2.07. Separability Clause. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 2.08. Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.
          SECTION 2.09. Benefit of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.
          SECTION 2.10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

13

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.
The COMMON SEAL
of WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY
was hereto affixed and this DEED was
DELIVERED in the presence of:

/s/ Joseph J. Plumeri Name: Joseph J. Plumeri
Title: Chairman and Chief Executive Officer

/s/ Adam G. Ciongoli Name: Adam G. Ciongoli
Title: Member of the Sealing Committee

Willis Netherlands Holdings B.V.
By:	/s/ Adriaan Cornelis Konijnendijk
	Name:	Adriaan Cornelis Konijnendijk
	Title:	Managing Director A

Willis Investment UK Holdings Limited
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

TA I Limited
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

Trinity Acquisition plc
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

Willis Group Limited
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

Willis North America Inc.
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon, as Trustee
By:	/s/ Kimberly Agard
	Name:	Kimberly Agard
	Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A
[FORM OF FACE OF 2016 NOTE]
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
4.125% Senior Note due 2016
CUSIP No.: 97063PAA2
ISIN No.: US97063PAA21

No.	$

Dated:
          WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $           on March 15, 2016, and to pay interest thereon from September 15, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2011 and at the Stated Maturity of this Note, at the rate of 4.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest due on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York, or at such other agency as the Issuer may determine, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made (subject to surrender where applicable) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee referred to on the reverse hereof at least sixteen (16) days prior to the date of payment by the Person entitled thereto. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.
          The Trustee shall act as Paying Agent with respect to the Securities of this series.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal as of the date first written above.
The COMMON SEAL
of WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY
was hereto affixed and this DEED was
DELIVERED in the presence of:

Name:
Title:

Name:
Title:

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON as Trustee
By:
Authorized Signatory

3

[FORM OF REVERSE OF NOTE]
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
4.125% Senior Note due 2016
          This global security certificate represents one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 17, 2011 (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 17, 2011 (herein called the “First Supplemental Indenture”) (such Original Indenture, together with the First Supplemental Indenture, the “Indenture”), among the Issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. (each, a “Guarantor,” and collectively, the “Guarantors”) and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the “Notes”).
          The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:
          (i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of the Taxing Jurisdiction (defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes (a “Change in Law”); and
          (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.
          Prior to the giving of any notice of redemption pursuant to the Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel relating to a Change in Law (in form reasonably satisfactory to the Trustee) and an Officer’s Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this provision will be redeemed at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to the date of redemption and all Additional Amounts due on the date of redemption.
          With respect to any payments made by or on behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or governmental charge (including penalties, interest and other liabilities related thereto (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the jurisdiction in which the Issuer or such Guarantor is organized or otherwise resident for tax purposes or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (“Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.
          To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that every net amount received by each holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Notes to be then due and payable; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:
          (a) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding or enforcement of such Note or receipt of payments thereunder; or
          (b) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holder or beneficial owner of such Note upon reasonable request by the Issuer (provided pursuant to the applicable notice provision) to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled ; or
          (c) presented for payment (when the Notes are in the form of definitive Notes) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

2

          (d) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or
          (e) presented for payment (when the Notes are in the form of definitive Notes) by or on behalf of the Holder of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union; or
          (f) with respect to any United States withholding taxes, so long as the Issuer or such Guarantors (pursuant to the applicable notice provision) provides notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or
          (g) any combination of the above.
          As used herein and for purposes of this Note, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts. The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein.
          The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes, including for voting purposes.
          No sinking fund is provided for the Notes. The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time, at the election of the Issuer, at the Redemption Price, which shall be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

3

          In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the Redemption Date.
          The definitions of certain terms used in the paragraph above are listed below.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in the United States (a “Primary Treasury Dealer”), the Issuer shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.
          “Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date: (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields

4

on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.
          In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          The Issuer shall mail notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed, all as provided in the Indenture.
          The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a

5

majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed or provided for herein.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.07 of the Original Indenture), whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
          All terms used in this Note that are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

6

Exhibit B
[FORM OF FACE OF 2021 NOTE]
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

7

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
5.750% Senior Note due 2021
CUSIP No.: 97063PAB0
ISIN No.: US97063PAB04

No.	$

Dated:
          WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $            on March 15, 2021, and to pay interest thereon from September 15, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2011 and at the Stated Maturity of this Note, at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest due on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York, or at such other agency as the Issuer may determine, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made (subject to surrender where applicable) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in

8

the United States as may be designated in writing to the Trustee referred to on the reverse hereof at least sixteen (16) days prior to the date of payment by the Person entitled thereto. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.
          The Trustee shall act as Paying Agent with respect to the Securities of this series.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal as of the date first written above.
The COMMON SEAL
of WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY
was hereto affixed and this DEED was
DELIVERED in the presence of:

Name:
Title:

Name:
Title:

9

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON as Trustee
By:
Authorized Signatory

10

[FORM OF REVERSE OF NOTE]
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
5.750% Senior Note due 2021
          This global security certificate represents one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued in one or more series under an Indenture, dated as of March 17, 2011, (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 17, 2011 (herein called the “First Supplemental Indenture”) (such Original Indenture, together with the First Supplemental Indenture, the “Indenture”), among the Issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. (each, a “Guarantor,” and collectively, the “Guarantors”) and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the “Notes”).
          The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:
          (i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of the Taxing Jurisdiction (defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes (a “Change in Law”); and
          (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.
          Prior to the giving of any notice of redemption pursuant to the Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel relating to a Change in Law (in form reasonably satisfactory to the Trustee) and an Officer’s Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this provision will be redeemed at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to the date of redemption and all Additional Amounts due on the date of redemption.
          With respect to any payments made by or on behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or governmental charge (including penalties, interest and other liabilities related thereto (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the jurisdiction in which the Issuer or such Guarantor is organized or otherwise resident for tax purposes or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (“Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.
          To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that every net amount received by each holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Notes to be then due and payable; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:
          (a) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding or enforcement of such Note or receipt of payments thereunder; or
          (b) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holder or beneficial owner of such Note upon reasonable request by the Issuer (provided pursuant to the applicable notice provision) to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled ; or
          (c) presented for payment (when the Notes are in the form of definitive Notes) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

          (d) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or
          (e) presented for payment (when the Notes are in the form of definitive Notes) by or on behalf of the Holder of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union; or
          (f) with respect to any United States withholding taxes, so long as the Issuer or such Guarantors (pursuant to the applicable notice provision) provides notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or
          (g) any combination of the above.
          As used herein and for purposes of this Note, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts. The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein.
          The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes, including for voting purposes.
          No sinking fund is provided for the Notes. The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time, at the election of the Issuer, at the Redemption Price, which shall be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

          In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the Redemption Date.
          The definitions of certain terms used in the paragraph above are listed below.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in the United States (a “Primary Treasury Dealer”), the Issuer shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.
          “Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date: (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.
          In the event of redemption of this Note in part only, a new Note or Notes and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          The Issuer shall mail notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed, all as provided in the Indenture.
          The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed or provided for herein.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.07 of the Original Indenture), whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
          All terms used in this Note that are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

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